Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 4, 2005 relating to the consolidated financial statements, which appears in Zap and Its Subsidiaries’ Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/    Odenberg, Ullakko, Muranishi & Co. LLP

Odenberg, Ullakko, Muranishi & Co. LLP
San Francisco, California
January 26, 2006